Exhibit 24

                              POWER OF ATTORNEY


The undersigned persons do hereby appoint Robert M. Leonard or Robert T. Cushing as a true and lawful Attorney In Fact for the sole purpose of affixing their signatures to the 2004 Annual Report (Form 10-K) of TrustCo Bank Corp NY to the Securities and Exchange Commission.


/s/ Joseph Lucarelli                            /s/ Anthony J. Marinello
-----------------------                         -------------------------
Joseph Lucarelli                                Dr. Anthony J. Marinello


/s/ Robert A. McCormick                         /s/ Richard J. Murray, Jr
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Robert A. McCormick                             Richard J. Murray, Jr


/s/ William D. Powers                           /s/ William J. Purdy
-----------------------                         -------------------------
William D. Powers                               William J. Purdy




Sworn to before me this
15th day of February 2005.

/s/ Joan Clark
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Notary Public

Joan Clark
Notary Public, State of New York
Qualified in Albany County
No. 01CL4822282
Commission Expires Nov. 30, 2006